UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2011
REAL MEX RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (562)-346-1200
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
Real Mex Restaurants, Inc. (the “Company”, “we”, “us” or “our”) held a conference call on May 12, 2011 to discuss the results of the quarter ended March 27, 2011. The conference call script is attached as an exhibit to this report. In addition to the items included in the script and the Company’s 10-Q filing for the quarter ended March 27, 2011, the following points were discussed during the call:
•	Comparable store sales are now trending positive.
•	Our EBITDA and consolidated cash flow for the three months ended March 27, 2011 were (in thousands) $6,418 and $7,767, respectively, and our EBITDA and consolidated cash flow for the twelve months ended March 27, 2011 were $29,179 and $32,678, respectively. The following table reconciles our net loss reported according to generally accepted accounting principles in the United States (“GAAP”) to these non-GAAP measures (amounts in thousands):

	Three months	Three months	Fiscal year	Twelve months
	ended	ended	ended	ended
	March 27,	March 26	December 26,	March 27,
	2011*	2010*	2010*	2011*
Net loss	(6,232)	(5,499)	(24,051)	(24,784)
Income tax expense (benefit)	44	(12)	(444)	(388)
Interest expense	7,019	7,663	28,842	28,198
Depreciation and amortization	5,521	6,314	24,625	23,832
Impairment of intangible assets	—	—	1,100	1,100
Impairment of property and equipment	—	—	1,007	1,007
Stock based compensation expense	41	9	114	146
(Gain) loss on asset disposal	8	10	55	53
Other adjustments	17	(18)	(20)	15

EBITDA	6,418	8,467	31,228	29,179
Straight line rent expense adjustment	351	385	1,514	1,480
Restructuring expenses	449	17	489	921
Expenses related to senior secured notes	63	65	294	292
Contract breakage costs	486	—	—	486
Inventory write-off	—	—	229	229
Severance expense	—	20	111	91

Consolidated cash flow	7,767	8,954	33,865	32,678

*	As a result of a change in control of our parent Company as of June 28, 2010, we were required to revalue our balance sheet and apply purchase accounting treatment in the third quarter of 2010. Under GAAP, we were required to break out our fiscal 2010 results between the predecessor six months ended June 27, 2010 and the successor six months ended December 26, 2010. For purposes of our conference call and reconciliation above, we refer to the combined predecessor and successor periods for each relevant period above. For additional details and a breakdown of the predecessor and successor results, please refer to the March 27, 2011 10-Q filed with the Securities and Exchange Commission on May 6, 2011.

Use of Non-GAAP Financial Information
The Company has provided certain non-GAAP financial information, which is EBITDA and consolidated cash flow. EBITDA is provided because management believes it is useful to investors in evaluating our ability to incur and service debt, make capital expenditures and meet working capital requirements. Consolidated cash flow is provided as it is a key covenant measure in our indenture to our senior secured notes, as defined therein. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The table above reconciles our net loss as reported under GAAP with those financial measures as adjusted by the items detailed above and presented in the associated conference call.
The information under Item 7.01 in this Current Report, and Exhibits 99.1 attached hereto, are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall this information be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Conference call script held on May 12, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.
Date: May 18, 2011	By:	/s/ Richard P. Dutkiewicz
Richard P. Dutkiewicz
Interim Chief Executive Officer and Chief Financial Officer